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                                                                   EXHIBIT 10.22

                       EMPLOYMENT MODIFICATION AGREEMENT
                       ---------------------------------

This Employment Modification Agreement (the "Agreement"), dated as of April 25, 1995, by and between Summagraphics Corporation, a Delaware Corporation (the "Company") and Michael S. Bennett (the "Employee").

WHEREAS, the Employee is serving the Company as its President and Chief Executive Officer and as a Director; and

WHEREAS, the Employee has provided valuable support and service to the Company as its President and Chief Executive Officer and as a Director; and

WHEREAS, the Employee and the Company are parties to an Employment Agreement dated as of April 16,1993 (the "Employment Agreement"); and

WHEREAS, the Employee and the Company's Board of Directors (the "Board") have agreed that they would like to extend the Term of the Employee's employment (as that Term is defined in the Employment Agreement) and to make certain other changes in the Employee's terms of employment, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Employee and the Company hereby agree as follows:

SECTION 1. Term Of Agreement. The Term of the Employee's employment as provided
           -----------------
in the Employment Agreement shall be extended from April 15,1996 through and including the close of business on May 31,1997 (and that extended period shall also be herein defined as the Term). At its sole discretion, the Board may further extend the Term for such period of time as may be mutually agreed upon between the Company and the Employee. The definition of "Term" shall include any such further extended periods. The Company and the Board shall give the Executive at least six (6) months prior written notice of its intention to extend or not to extend the Term beyond May 31, 1997.

SECTION 2. Salary. The Board shall review the Employee's current base salary
           -------
("Base Salary") and current fiscal year bonus ("Bonus") prior to the end of the original Term of the Employment (4/16/96) and shall make such adjustments to that Base Salary and Bonus as, in the sole discretion of the Board, the Board shall determine, provided, however, that the revised base salary and bonus shall not be less than the current Base Salary of $250,000 and the current fiscal year's Bonus opportunity of $125,000.00 (based on the Company's attainment of the level of operating income (or other) target as has been approved by the Board).

SECTION 3. Stock Options. For the remainder of the Term the Board of Directors
           -------------
will include employee in the annual renewal of stock options as determined by the compensation committee.

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SECTION 4. Severance. Notwithstanding any of the provisions of the Employment
           ----------
Agreement which shall remain in full force and effect, in the event the Board determines, for whatever reason, that it will not extend the Term beyond May 31, 1997, the Executive shall be paid as severance ("Severance") an amount equivalent to his annual base salary for the twelve month period beginning on June 1, 1997 and ending on May 31,1998. Severance shall be paid in full within thirty (30) days of termination date.

SECTION 5. General Provisions.
           ------------------

(a) All other provisions of the Employment Agreement shall continue to apply and are hereby incorporated by reference into this Agreement.

(b) Entire Agreement. This Agreement supersedes any and all other agreements,
    ----------------
either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company and contains all covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding. Any breach or alleged breach of this Agreement by Employee or termination hereof shall in no way affect Employee's or the Company's obligations under any other agreement to which the Company and the Employee are parties.

(c) Successors: Binding Agreement. The Company will require any successor
    -----------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumptions and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated Employee's employment for Good Reason as that term is defined in the Employment Agreement. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(d) Notice. For the purposes of this Agreement, Notices, and all other
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communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage pre-paid, addressed if to the Company to its Board at its principal executive offices, and if to Employee at his address as it appears on the Company's records, or such other address as either party may

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have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(e) Amendment. No provision of this Agreement may be modified, waived or
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discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the time or at any prior or subsequent time period.

(f) Validity. The invalidity or unenforceability of any provision of this
    ---------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(g) Counterparts. This Agreement may be executed in several counterparts, each
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of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(h) Governing Law. This Agreement shall be construed and all rights hereunder
    -------------
shall be determined in accordance with the laws of the State of Texas and the performance thereof shall be governed in accordance with its laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUMMAGRAPHICS CORPORATION

By: /s/ Dennis Sisco                            /s/ Michael S. Bennett
    ----------------                            ----------------------
    Dennis Sisco                                Michael S. Bennett


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